Exhibit 99.7

2005 5th Avenue, Suite 200

Seattle, Washington  98121

VOTE BY INTERNET — [www.                ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on                , 2012.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — [1-      -        -        ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on                  , 2012.  Have your proxy card in hand when you call and then follow the Instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York  11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
PLEASE MARK VOTES AS IN THIS EXAMPLE ¡	DETACH AND RETURN THIS PORTION ONLY

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

SOUND FINANCIAL, INC.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

1. The approval of the plan of conversion and reorganization as described in the proxy statement/prospectus dated [ ], 2012	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. Election of the following individuals, each for a three year term:
2a. Laura Lee Stewart	FOR ☐	WITHHOLD ☐
2b. Debra Jones	FOR ☐	WITHHOLD ☐
2c. Rogelio Riojas	FOR ☐	WITHHOLD ☐
3. Ratification of the appointment of Moss Adams, LLP as Sound Financial, Inc.’s independent registered public accounting firm for the year ending December 31, 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.     The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion and reorganization.

	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. The following informational proposals:

5a.   Approval of a provision in Sound Financial Bancorp, Inc.’s articles of incorporation requiring a supermajority vote to approve certain amendments to Sound Financial Bancorp, Inc.’s articles of incorporation.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5b.   Approval of a provision in Sound Financial Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Sound Financial Bancorp, Inc.’s outstanding voting stock.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned acknowledges receipt from Sound Financial, Inc. prior to the execution of this proxy of the Notice of Annual Meeting and a Proxy Statement/Prospectus dated [                      ], 2012.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN THE BOX)	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

SOUND FINANCIAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

[                      ], 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The signer(s), on the reverse side hereby appoint(s) the Board of Directors of Sound Financial, Inc. with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of Sound Financial, Inc. which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders (“Meeting”) to be held on [    ], 2012 in Sound Community Bank’s offices located at 2005 5th Avenue, Suite 200, Seattle, Washington, at 2:30 p.m., Pacific time.  The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

This proxy, when properly executed, will be voted as directed.  If this proxy is signed and dated and no instructions are specified, this proxy will be voted for each of the proposals stated on the reverse side.  If any other business is presented at the Meeting, this proxy will be voted by the majority of the Board of Directors.  At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Sound Financial, Inc. at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Sound Financial, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

Address changes: __________________________________________________________